Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of December [*], 2023 is entered into by and among Aditxt, Inc., a Delaware corporation (the “Company”), Amro Albanna (“Amro”), Thomas J. Farley (“Farley”), Rowena Albanna (“Rowena”), Corinne Pankovcin (“Pankovcin”), Shahrokh Shabahang (“Shabahang”), Brian Brady (“Brady”), Jeffrey W. Runge (“Runge”), and Charles A. Nelson (“Nelson”, and together with Amro, Farley, Rowena, Pankovcin, Shabahang, Brady and Runge, collectively, the “Shareholders”, and each individually, a “Shareholder”), and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (including its successors and assigns, the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement (defined below).

WHEREAS, pursuant to that certain Exchange Agreement to be entered into on or about the date hereof by and between the Company and the Purchaser (the “Exchange Agreement”), the Company desires to exchange with the Purchaser, and the Purchaser desires to exchange with the Company, that certain secured promissory note of the Company in the principal amount of $2,625,000 currently held by the Purchaser (the “Note”), for the issuance by the Company to the Purchaser of two thousand six hundred twenty five (2,625) shares of the Company’s Series B-2 Convertible Preferred Stock, par value $0.001 per share (“Series B-2 Preferred Stock”), subject to the terms and conditions therein contained; all capitalized terms used and not defined in this Agreement shall have the meaning given to such terms in the Exchange Agreement;

WHEREAS, as of the date of this Agreement, each Shareholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) of the number of shares of Common Stock of the Company, par value $0.001 per share (“Common Stock”) set forth next to such Shareholder’s name on Schedule A hereto, being all of the shares of Common Stock owned of record or beneficially by the Shareholders as of the date of this Agreement (collectively, the “Owned Shares” and, together with any additional shares of Common Stock or other voting securities of the Company of which any Shareholder acquires record or “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities (including any equity awards), the “Covered Shares”); and

WHEREAS, as a condition to the willingness of the Purchaser to enter into the Exchange Agreement and to consummate the transactions contemplated thereby, the Purchaser has required that the Shareholders agree, and in order to induce the Purchaser to enter into the Exchange Agreement, each of the Shareholders has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Shareholders, and the Purchaser hereby agree as follows:

1. Voting Agreement.

(a) Each Shareholder hereby agrees that at any meeting of the shareholders of the Company, however called, and at any adjournment or postponement thereof, and in any other circumstances upon which a vote, consent or other approval (including by written consent)  is sought from the shareholders of the Company, such Shareholder shall vote or cause to be voted such Shareholder’s Covered Shares which such Shareholder is currently entitled to vote or after the date hereof becomes entitled to vote: (i) in favor of any proposal for approval of any transactions contemplated under the Transaction Documents requiring approval of the Company’s shareholders in order for such transactions to be permitted under the rules and regulations of the Nasdaq Stock Market (or any successor entity), including without limitation the issuance of all Conversion Shares issuable pursuant to the Transaction Documents in excess of the number of Conversion Shares that would be permitted to be issued under the rules and regulations of the Nasdaq Stock Market (or any successor entity) in the absence of such approval; and (ii) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents (as defined in the Exchange Agreement) or which could result in any of the conditions to the Company’s obligations under the Transaction Documents not being fulfilled. For the avoidance of doubt, to the extent the Series B-2 Preferred Stock issued under the Exchange Agreement is reclassified or exchanged for another class or series of the Company’s securities prior to Shareholder Approval being obtained (such securities “Replacement Securities”), whether pursuant to the provisions of the Exchange Agreement or otherwise, and approval is required from the shareholders of the Company in order for any transaction contemplated by the transaction documents with respect to such Replacement Securities to be permitted under the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), including without limitation the issuance of any and all shares of Common Stock issuable upon conversion in full of all such Replacement Securities without regard to any conversion limits set forth therein, then in such case, at any meeting of the shareholders of the Company, however called, and at any adjournment or postponement thereof, and in any other circumstances upon which a vote, consent or other approval (including by written consent)  is sought from the shareholders of the Company, each Shareholder agrees to vote or to cause to be voted all of such Shareholder’s Covered Shares, which such Shareholder is currently entitled to vote, or after the date hereof, becomes entitled to vote, in favor of any proposal for approval of any such transaction contemplated by the transaction documents with respect to such Replacement Securities requiring approval of the Company’s shareholders in order for such transaction to be permitted under the applicable rules of the Nasdaq Stock Market (or any successor entity), the provisions of the first sentence of this Section 1(a) applying mutatis mutandis to the Replacement Securities and the transactions contemplated by the transaction documents with respect to such Replacement Securities.

(b) Each Shareholder agrees to promptly respond to any request by the Purchaser that such Shareholder’s Covered Shares be voted in accordance with the provisions of Section 1(a) or that proxies be returned by such Shareholder consistent with the foregoing with respect to such shares of Preferred Stock prior to any applicable meeting of the Company’s shareholders.

2. Irrevocable Proxy and Power of Attorney. Each Shareholder hereby irrevocably grants to, and appoints, each of Amro Albanna, the Chief Executive Officer of the Company, and Walleye Opportunities Master Fund Ltd, and each of them individually, as such Shareholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Shareholder, if and only if such Shareholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, to attend any meeting of the shareholders of the Company on behalf of such Shareholder or otherwise cause all of the such Shareholder’s Covered Shares to be counted as present thereat for purposes of establishing a quorum, to vote the Covered Shares, or grant a consent or approval in respect of the Covered Shares, solely in a manner required by Section 1(a). Each Shareholder understands and acknowledges that the Purchaser is entering into the Exchange Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in consideration of the execution of the Exchange Agreement by the Exchange Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient at law to support an irrevocable proxy and may under no circumstances be revoked except upon the termination of this Agreement in accordance with its terms. Each Shareholder hereby ratifies and confirms all actions that such proxyholder may lawfully take or cause to be taken by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable, and the exercise of the voting rights of such Shareholder’s Covered Shares in the manner required by Section 1(a) is intended to be enforceable, in accordance with the provisions of all applicable law, including Sections 212 and 218 of the Delaware General Corporation Law. The irrevocable proxy granted hereunder shall remain in full force and effect for until this Agreement is terminated in accordance with its terms. With respect to the proxy granted hereunder by each Shareholder, Walleye Opportunities Master Fund Ltd agrees not to exercise this proxy with respect to such Shareholder’s Covered Shares if such Shareholder complies with its obligations in this Agreement. Each Shareholder shall take all further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this irrevocable proxy. Each Shareholder hereby represents that any proxies heretofore given in respect such Shareholder’s Covered Shares, if any, with respect to the matters set forth in Section 1(a) are revocable and hereby revokes any and all such proxies.

3. Certain Covenants.

(a) No Transfers. Each Shareholder hereby covenants and agrees that such Shareholder shall not, and shall not offer or agree to, at any time prior to the Termination Date, sell, transfer, tender, assign, hypothecate or otherwise dispose of, any of such Shareholder’s Covered Shares, or create or permit to exist any security interest or lien on any of such Shareholder’s Covered Shares (each a “Transfer”) without (i) providing at least thirty (30) days’ written notice to the Purchaser prior to such Transfer and (ii) delivering a written agreement (enforceable by the Purchaser) executed by the intended transferee of such Covered Shares pursuant to which such transferee agrees to be bound by the provisions applicable to such Shareholder set forth in this Agreement.

(b) No Inconsistent Agreements. Each Shareholder hereby represents, covenants and agrees that such Shareholder (i) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (ii) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, and (iii) has not and shall not take or permit any other action that would in any way restrict, limit or interfere with the performance of such Shareholder’s obligations hereunder or the transactions contemplated hereby.

(c) Company Cooperation. The Company agrees that if any Shareholder attempts to Transfer, vote or provide any other Person with the authority to vote any of such Shareholder’s Covered Shares other than in strict compliance with this Agreement, the Company shall not (i) permit any such Transfer on the Company’s books and records, (ii) issue a new certificate or instrument representing any of the Company Shares or permit any book entries for any such Transfer with respect to any Company Shares that are in uncertificated form or (iii) record such vote, in each case, unless and until such Shareholder shall have complied with the terms of this Agreement.

4. Representations, Warranties of Shareholders. Each Shareholder hereby represents and warrants to the other parties hereto as follows:

(a) Power; Organization; Binding Agreement. Such Shareholder has full capacity to execute and deliver this Agreement and to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Shareholder, and, assuming due authorization, execution and delivery by the Purchaser, this Agreement is enforceable against such Shareholder in accordance with its terms.

(b) No Conflicts. None of the execution and delivery by Shareholders of this Agreement, the performance by each Shareholder of its obligations hereunder or the consummation by Shareholders of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which a Shareholder is a party or by which a Shareholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any lien on any of the assets or properties of a Shareholder, or (iii) violate any law applicable to such Shareholder.

(c) Ownership of Covered Shares. Such Shareholder is the record or beneficial owner of such Shareholder’s Covered Shares. Such Shareholder’s Covered Shares are free and clear of any liens that would materially and adversely affect the ability of such Shareholder to perform its obligations under this Agreement. As of the date of this Agreement, except as set forth on Schedule A, other than the Owned Shares, Shareholders do not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. For the avoidance of doubt, if any such Shareholder owns any securities of the type described in clauses (ii) and (iii) of the preceding sentence, such Shareholder will not be required hereunder to exercise, convert, exchange or take any other action to otherwise accelerate such securities or rights with respect thereto.

(d) Shareholder Powers. The Shareholders have the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the securities subject to this Agreement owned beneficially or of record by the Shareholders, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e) Reliance by Purchaser. Each Shareholder understands and acknowledges that the Purchaser is entering into the Exchange Agreement in reliance upon each Shareholder’s execution and delivery of this Agreement.

(f)  Consents and Approvals. The execution and delivery of this Agreement by the Shareholders does not, and the performance by such Shareholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental entity, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by such Shareholder of any of its obligations hereunder.

5. Spousal Consent. If any Shareholder is a married individual and any of his, her or their Owned Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Shareholder shall deliver to the Purchaser, concurrently herewith, a duly executed consent of such Shareholder’s spouse, in the form attached hereto as Schedule B.

6. Miscellaneous.

(a) Further Assurances. The Shareholders shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

(b) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Purchaser shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. The Purchaser shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

(c) Entire Agreement. This Agreement, the Exchange Agreement and the other documents delivered pursuant thereto to which the parties hereto are a party (the “Documents”) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party hereto expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the other Documents.

(d) Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

(e) Termination. This Agreement shall automatically terminate immediately following the occurrence of Shareholder Approval (the date on which Shareholder Approval is obtained, the “Termination Date”).

(f) Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void.

(g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)  Governing Law; Jurisdiction; Waivers. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its mailing address indicated under Section 6(j) hereof (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(j)  Notices. All notices, communications or deliveries provided for hereunder must be in writing and will be deemed to have been duly given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email prior to 5:30 p.m. (New York City time) on any Trading Day; (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Trading Day; (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given, addressed as follows:

if to the Company:	Aditxt, Inc.
737 N. Fifth Street, Suite 200
Richmond, VA 23219
Attention: Amro Albanna, Chief Executive Officer
Email: aalbanna@aditxt.com

if to the Shareholders:	At the address and/or email address of each Shareholder set forth on Schedule A attached hereto;

if to the Purchaser:	Walleye Opportunities Master Fund Ltd
2800 Niagara Lane North,
Plymouth, MN 55447
Attn: General Counsel
Email: legal@walleyecapital.com

or as to the Company, any of the Shareholders or the Purchaser, at such other address as shall be designated by such party in a written notice to the other parties delivered in accordance with this Section 6(j).

(k) Rules of Construction. The parties hereto agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(l) Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a ‘.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such ‘.pdf” signature page was an original thereof.

(m) No Agreement as Director or Officer. Each Shareholder is entering into this Agreement solely in such Shareholder’s capacity as the record or beneficial owner of the applicable Covered Shares, and no Shareholder shall be deemed to be making any agreement in this Agreement in the capacity as a director or officer of the Company or that would limit any Person’s ability to take or fulfill, or refrain from taking or fulfilling, actions, fiduciary duties or other obligations as a director or officer of the Company.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

ADITXT, INC.

By:
Name:	Amro Albanna
Title:	Chief Executive Officer

SHAREHOLDERS:

Amro Albanna

Thomas J. Farley

Rowena Albanna

Corinne Pankovcin

Shahrokh Shabahang

Brian Brady

Jeffrey W. Runge, M.D.

Charles A. Nelson

[Signature Page to Voting Agreement – Series B-2 Preferred Convertible Stock]

PURCHASER:

Walleye Opportunities Master Fund Ltd

By:
	Name:	William England
	Title:	Chief Executive Officer of the Manager

[Signature Page to Voting Agreement – Series B-2 Convertible Preferred Stock]

Schedule A

Shareholder Name	Owned Shares*	Address
Amro Albanna	377	737 N. Fifth Street, Suite 200 Richmond, VA 23219 Attention: Aditxt, Inc. E-mail: aalbanna@aditxt.com
Corinne Pankovcin	86	737 N. Fifth Street, Suite 200 Richmond, VA 23219 Attention: Aditxt, Inc. E-mail: cpankovcin@aditxt.com
Thomas J. Farley	80	737 N. Fifth Street, Suite 200 Richmond, VA 23219 Attention: Aditxt, Inc. E-mail: tfarley@aditxt.com
Rowena Albanna	89	737 N. Fifth Street, Suite 200 Richmond, VA 23219 Attention: Aditxt, Inc. E-mail: ralbanna@aditxt.com
Shahrokh Shabahang	563	737 N. Fifth Street, Suite 200 Richmond, VA 23219 Attention: Aditxt, Inc. E-mail: sshabahang@aditxt.com
Brian Brady	14	737 N. Fifth Street, Suite 200 Richmond, VA 23219 Attention: Aditxt, Inc. E-mail: brianmbrady@gmail.com
Jeffrey W. Runge	8	737 N. Fifth Street, Suite 200 Richmond, VA 23219 Attention: Aditxt, Inc. E-mail: JWR@biologueconsulting.com
Charles A. Nelson	261	737 N. Fifth Street, Suite 200 Richmond, VA 23219 Attention: Aditxt, Inc. E-mail: charles.nlsn@gmail.com

*	If any additional shares of Common Stock are owned of record or beneficially by any of the Shareholders as of the date of this Agreement, such shares shall be automatically deemed “Owned Shares” notwithstanding the contents of this Schedule A.

Schedule B

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of: _________________________ and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of December 27, 2023, by and among Aditxt, Inc., a Delaware corporation (the “Company”), Walleye Opportunities Master Fund Ltd (the “Purchaser”), and the Shareholders (as defined in the Agreement) party thereto, including the undersigned’s spouse. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest (if applicable) in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated:____________________, 2023
Name: